SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

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☐  Preliminary Proxy Statement
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☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

Corporate Property Associates 17 – Global Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of Annual Meeting of Stockholders
PROXY STATEMENT MAY 1, 2008
QUESTIONS & ANSWERS
ELECTION OF DIRECTORS
NOMINATING PROCEDURES
NOMINEES FOR THE BOARD OF DIRECTORS
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
AUDIT COMMITTEE MATTERS
REPORT OF THE AUDIT COMMITTEE
BOARD MEETINGS AND DIRECTORS’ ATTENDANCE
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS – FISCAL 2008
BOARD REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CODES OF ETHICS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER COMMUNICATIONS

May 1, 2009

Notice of Annual Meeting of Stockholders
to be Held Wednesday, June 10, 2009
Dear CPA®:17 – Global Stockholder,
     On Wednesday, June 10, 2009, Corporate Property Associates 17 – Global Incorporated, a Maryland corporation (“CPA®:17 – Global”), will hold its 2009 Annual Meeting of Stockholders (the “Annual Meeting”) at CPA®:17 – Global’s executive offices, 50 Rockefeller Plaza New York, New York, 10020. The meeting will begin at 4:00 p.m. local time.
     We are holding this Annual Meeting:
•	To consider and vote upon a proposal to elect six Directors to serve for one year terms expiring at the 2010 annual meeting and until their respective successors are duly elected and qualify; and
•	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
     THE BOARD OF DIRECTORS OF CPA®:17 – GLOBAL RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTOR.
     Only stockholders of record who owned stock at the close of business on April 16, 2009 are entitled to vote at the Annual Meeting or any adjournment or postponement thereof.
     CPA®:17 – Global mailed this Proxy Statement, proxy, and its Annual Report to its stockholders on or about May 1, 2009.

By Order of the Board of Directors Susan C. Hyde Managing Director and Secretary

     It is important that your shares be represented and voted at the Annual Meeting, whether or not you attend the Annual Meeting. You may authorize your proxy by marking your votes on the enclosed proxy card, signing and dating it and mailing it in the business reply envelope provided. You may also authorize your proxy by telephone or on the Internet by following the instructions on the enclosed proxy card. If you attend the Annual Meeting, you may withdraw your proxy and vote in person.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON JUNE 10, 2009:
This Proxy Statement and
our Annual Report to stockholders are available at www.proxyvoting.com/wpc.

CORPORATE PROPERTY ASSOCIATES 17 – GLOBAL INCORPORATED

PROXY STATEMENT
MAY 1, 2009

QUESTIONS & ANSWERS
     The accompanying proxy is solicited by the Board of Directors of Corporate Property Associates 17 – Global Incorporated, a Maryland corporation, for use at its annual meeting of stockholders (the “Annual Meeting”) to be held on June 10, 2009 at 50 Rockefeller Plaza, New York, New York, 10020 at 4:00 p.m. local time, or any adjournment thereof. As used herein, “CPA®:17 – Global,” the “Company,” “we” and “us” refer to Corporate Property Associates 17 – Global Incorporated.
Who is soliciting my proxy?
     The Board of Directors of CPA®:17 – Global are sending you this Proxy Statement and enclosed proxy.
Who is entitled to vote at the Annual Meeting?
     Stockholders of record of CPA®:17 – Global as of the close of business on April 16, 2009 (the “record date”) are entitled to vote at the Annual Meeting or at any postponement or adjournment of the Annual Meeting.
How many shares may vote?
     At the close of business on the record date, CPA®:17 – Global had 43,645,273 shares outstanding and entitled to vote. Every stockholder is entitled to one vote for each share held.
How do I vote?
     You may vote your shares either by attending the Annual Meeting or by authorizing a proxy by mail, by telephone or on the Internet. To authorize a proxy, sign and date the enclosed proxy and return it in the enclosed envelope, or follow the instructions on the enclosed proxy for authorizing your proxy by telephone or Internet. If you return your proxy by mail but fail to mark your voting preference, your shares will be voted FOR each of the nominees. We suggest that you return a proxy even if you plan to attend the Annual Meeting.
May I revoke my proxy?
     Yes, you may revoke your proxy at any time before the meeting by notifying CPA®:17 – Global’s Secretary, Susan C. Hyde, in writing or submitting a new proxy in writing, or by voting in person at the Annual Meeting. The mailing address of CPA®:17 – Global is 50 Rockefeller Plaza, New York, New York 10020. You should mail your notice of revocation of proxy to that address.
What is a quorum?
     A quorum is the presence, either in person or represented by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting. There must be a quorum for the meeting to be held. In accordance with Maryland law, abstentions, withholds, and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. The election inspectors will treat abstentions and non-votes as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote.

What vote is needed to approve the election of each of the nominees as Director?
     The affirmative vote of the holders of a majority of our shares present in person or by proxy at a meeting of stockholders duly called and at which a quorum is present is required to elect a Director. With respect to the election of Directors, each share may be voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to be voted. No stockholder shall have the right to cumulative votes. Any other proposal must receive the affirmative vote of a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present.
How is my vote counted?
     If you properly execute a proxy in the accompanying form, and if we receive it prior to voting at the Annual Meeting, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the common stock will be voted FOR the nominees for Director and as recommended by our Board of Directors with regard to all other matters in its discretion.
     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Annual Meeting, who will determine whether or not a quorum is present.
How will voting on stockholder proposals be conducted?
     We do not know of other matters which are likely to be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, your signed proxy gives authority to the persons named in the enclosed proxy to vote your shares on those matters in accordance with their discretion.
Who will pay the cost for this proxy solicitation and how much will it cost?
     CPA®:17 – Global will pay the cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy card. In addition to the solicitation of proxies by mail, we may utilize some of the officers and employees of our advisor and affiliate, Carey Asset Management Corp. and/or its affiliates (who will receive no compensation in addition to their regular salaries), to solicit proxies personally and by telephone. Currently, we do not intend to retain a solicitation firm to assist in the solicitation of proxies, but if sufficient proxies are not returned to us, we may retain an outside firm to assist in proxy solicitation for a fee estimated to be $8,000 or less, plus out-of-pocket expenses. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the Proxy Statement to their principals and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing. We expect the total cost of this proxy solicitation, assuming an outside solicitation firm is not needed, to be approximately $20,000.
     CPA®:17 – Global will provide stockholders, without charge, a copy of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) for the year ended December 31, 2008, including the financial statements and schedules attached thereto, but excluding exhibits, upon written request to Ms. Susan C. Hyde, Managing Director and Secretary, at Corporate Property Associates 17 – Global Incorporated, 50 Rockefeller Plaza, New York, New York 10020.
ELECTION OF DIRECTORS
     At the Annual Meeting, you and the other stockholders will elect six Directors, each to hold office until the next Annual Meeting of stockholders and until his or her successor is duly elected and qualifies except in the event of death, resignation or removal. If a nominee is unavailable for election, proxies will be voted for another person nominated by the Board of Directors. Currently, the Board of Directors is unaware of any circumstances which would result in a nominee being unavailable. All of the nominees are now members of the Board of Directors.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR ELECTION AS DIRECTOR.

NOMINATING PROCEDURES
     CPA®:17 – Global’s Board of Directors has not designated a separate nominating committee. The Board of Directors does not believe that a separate nominating committee is necessary because the full Board of Directors develops and reviews background information for all candidates for the Board of Directors, including those recommended by stockholders. Pursuant to CPA®:17 – Global’s Charter, the Independent Directors act together to evaluate and nominate other Independent Directors. If there are no Independent Directors at a particular time, then Independent Directors shall be nominated by the full Board of Directors.
     Any stockholders entitled to vote at any regular or special meeting of stockholders may recommend Director candidates for inclusion by the Board of Directors in the slate of nominees which the Board of Directors recommends to stockholders for election. The qualifications of recommended candidates will be reviewed by the Board of Directors. If the Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election as a Director by the stockholders, his or her name will be included in the Proxy Statement and proxy card for the stockholder meeting at which his or her election is recommended.
     Assuming that appropriate biographical and background material is provided for Director candidates recommended by stockholders, the Board of Directors will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board of Directors or by other persons. The process followed by the Board of Directors to identify and evaluate candidates includes requests to Board of Directors members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Board of Directors. The Board of Directors is authorized to retain advisers and consultants and to compensate them for their services. The Board of Directors did not retain any such advisers or consultants during 2008. In considering whether to recommend any candidate for inclusion in the Board of Director’s slate of recommended Director nominees, including candidates recommended by stockholders, the Board of Directors will apply the criteria which are set forth in our Charter, and will also consider the candidate’s integrity, business acumen, age, experience, diligence, potential conflicts of interest and the ability to act in the interests of all stockholders. The Board of Directors does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the Directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.
     Stockholders may nominate individuals for election to the Board by complying with the notice procedures set forth in our Bylaws. Please see the section titled “Stockholder Communications” for a description of the notice procedures and the address to which such notice should be sent.
     The nominating stockholder’s notice must set forth, as to each individual whom the stockholder proposes to nominate for election or re-election as a Director:
•	the name, age, business address and residence address of such individual;
•	the class, series and number of any shares of stock of CPA®:17 – Global that are beneficially owned by such individual;
•	the date such shares were acquired and the investment intent of such acquisition; and
•	all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to SEC Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

     Also, the stockholder giving notice must provide:

•	as to such stockholder and any Stockholder Associated Person*, the class, series and number of all shares of stock of CPA®:17 – Global which are owned by such stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person;

•	as to such stockholder and any Stockholder Associated Person, the name and address of such stockholder, as they appear on CPA®:17 – Global’s stock ledger and current name and address, if different, and of such Stockholder Associated Person; and

•	to the extent known by such stockholder, the name and address of any other stockholder supporting the nominee for election or re-election as a Director.
     The Board of Directors may require any proposed nominee to furnish such other information as may reasonably be required by CPA®:17 – Global or the Board of Directors to determine the eligibility of such proposed nominee to serve as a Director. The Board of Directors will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The chairman of the meeting of stockholders held for purposes of voting on the proposed nominee’s election shall, if the facts warrant, determine and declare to the stockholders at such meeting that a nomination was not made in accordance with the foregoing procedures. If the chairman should so determine, he or she shall declare that the defective nomination shall be disregarded.

* “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of CPA®:17 – Global owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.
NOMINEES FOR THE BOARD OF DIRECTORS
     Unless otherwise specified, proxies will be voted FOR the election of the named nominees. If a nominee is unavailable for election, the Board of Directors may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee. No circumstances are presently known that would render the nominees unavailable. Each of the nominees is now a member of the Board of Directors.
     Detailed information on each nominee for election to the Board of Directors is provided below.
Wm. Polk Carey
Age: 78
Director Since: 2007
     Mr. Carey serves as Chairman of the Board of Directors. Mr. Carey has also served as a Director and Chairman of Corporate Property Associates 14 Incorporated (“CPA®:14”) since 1997, Corporate Property Associates 15 Incorporated (“CPA®:15”) since 2001, Corporate Property Associates 16 – Global Incorporated (“CPA®:16 – Global”) since 2003 and W. P. Carey & Co. LLC since 1997. He also serves as Chairman of the Board of Directors of Carey Asset Management Corp., CPA®:17 – Global’s advisor. Mr. Carey was also Co-CEO of CPA®:14, CPA®:15 and CPA®:16 – Global from 2002 through March 2005. Mr. Carey has been active in lease financing since 1959 and a specialist in net leasing of corporate real estate property since 1964. Before founding W. P. Carey & Co., Inc. in 1973, he served as Chairman of the Executive Committee of Hubbard, Westervelt & Mottelay (subsequently Merrill Lynch Hubbard), head of Real Estate and Equipment Financing at Loeb, Rhoades & Co. (subsequently Lehman Brothers), and Vice Chairman of the Investment Banking Board and Director of Corporate Finance of duPont Glore Forgan Inc. A graduate of the University of Pennsylvania’s Wharton School, Mr. Carey also received his Sc.D. honoris causa from Arizona State University, D.C.S. honoris causa from The City University of New York and D.C.L. honoris causa from the University of the South. He is a Trustee of The Johns Hopkins University and of other educational and philanthropic institutions. He serves as Chairman and a Trustee of the W. P. Carey Foundation and has served as Chairman of the Penn Institute for Economic Research. In the fall of 1999, Mr. Carey was Executive-in-Residence at Harvard Business School.

Gordon F. DuGan
Age: 42
Director Since: 2007
     Mr. DuGan has served as Chief Executive Officer and as a member of the Board of Directors since 2007. He has served as President of W. P. Carey & Co. LLC since 1999 and CEO since 2005, having served as co-CEO since 2002; prior to that, he served in various capacities, including Deputy Head of Investment. Mr. DuGan also serves as President and CEO of Carey Asset Management Corp., CPA®:17 – Global’s advisor. He has served as CEO and a Director of CPA®:14 from February 2005 until April 2006 and then from June 2007 through July 2008, CPA®:15 since 2005 and CPA®:16 – Global from December 2003 to July 2008. Mr. DuGan serves as a Trustee of the W. P. Carey Foundation. He also serves on the Board of the New York Pops, is a member of the Young Presidents Organization and the Council on Foreign Relations. He recently joined the Advisory Board of the Innocence Project and the Advisory Board of India 2020, Limited, a private equity firm investing in Indian middle-market businesses. Mr. DuGan is a former member of the Board of NAREIT. Mr. DuGan received his B.S. in Economics from the Wharton School at the University of Pennsylvania.
Marshall E. Blume*
Age: 68
Director Since: 2007
     Mr. Blume, serves as an Independent Director and as a member of the Audit Committee of the Board of Directors. Mr. Blume has also served as an Independent Director and a member of the Audit Committees of CPA®:14 and CPA®:15 since April 2007 and CPA®:16 – Global from April 2007 to April 2008. Mr. Blume is the Howard Butcher III Professor of Financial Management at the Wharton School of the University of Pennsylvania and Director of the Rodney L. White Center for Financial Research, also at the Wharton School. Mr. Blume has been associated with the Wharton School since 1967. Mr. Blume has also been a partner in Prudent Management Associates, a registered investment advisory firm, since 1982, and Chairman and President of Marshall E. Blume, Inc., a consulting firm, for over 25 years. He is an Associate Editor of the Journal of Fixed Income and the Journal of Portfolio Management. He is currently a member of the Board of Managers of the Measey Foundation, which is dedicated to the support of medical education in the Philadelphia area. He is a member of the Finance Committee of the Rosemont School of the Holy Child, the Shadow Financial Regulatory Committee and the Financial Economist Roundtable. Mr. Blume is a former trustee of Trinity College (Hartford) and the Rosemont School. Mr. Blume received his S.B. from Trinity College, and both his M.B.A. and Ph.D. from the University of Chicago.
Elizabeth P. Munson*
Age: 52
Director Since: 2007
     Ms. Munson serves as an Independent Director and as a member of the Audit Committee of the Board of Directors. Ms. Munson has also served as an Independent Director and a member of the Audit Committees of CPA®:14 from December 2006 until September 2007, having previously served in those capacities from April 2002 to December 2003, CPA®:15 since April 2003 and CPA®:16 – Global since April 2004. Ms. Munson is the President and a Director of The Rockefeller Trust Company (New York) and The Rockefeller Trust Company (Delaware), joining those companies in June 2001. Ms. Munson is also a Managing Director of, and head of Wealth Management Services for, Rockefeller & Co. Prior to joining Rockefeller, she was a partner in the Private Clients Group of White & Case LLP from January 1993 to June 2001 and an associate at White & Case LLP from October 1983. Ms. Munson is a member of the Board of Managers, Vice President and Secretary of Episcopal Social Services, New York, New York, is a member of the Board of Directors and President of United Neighbors of East Midtown, New York, New York and is a member of the Board of Trustees and Secretary, and a Chair of the Audit Committee, of Friends of WWB/USA Inc., New York, New York. Ms. Munson received her B.A. from Yale University, her J.D. from Harvard University and her Masters in Tax Law from New York University.

Richard J. Pinola*
Age: 63
Director Since: 2007
     Mr. Pinola serves as an Independent Director and Chairman of the Audit Committee of the Board of Directors. Mr. Pinola has also served as an Independent Director and Chairman of the Audit Committees of CPA®:14 from July 2006 to April 2008 and CPA®:16 – Global since August 2006, and as an Independent Director and a member of the Audit Committee of CPA®:15 since June 2008, having previously service in those capacities (including as Chairman of the Audit Committee) from August 2006 to September 2007. Mr. Pinola served as Chief Executive Officer and Chairman of Right Management Consultants from 1994 through 2004. He served as a Director of the company from 1990 and as CEO from 1992 until Right Management was purchased by Manpower Inc. Prior to joining Right Management Consultants, Mr. Pinola was President and Chief Operating Officer of Penn Mutual Life Insurance Company, an $8 billion diversified financial service firm. He was also a CPA with PriceWaterhouse & Co. (now PricewaterhouseCoopers). Mr. Pinola is a Director on the Boards of: K-Tron International, Kenexa Inc., Bankrate.com and Nobel Learning Communities, where he serves as Chairman of two audit committees and on various other committees. He is also on the Boards of the Visiting Nurses Association and King’s College. He has also served on the Boards of Directors of the American Lung Association, Janney Montgomery Scott LLC, the Life Office Management Association and the Horsham Clinic. Mr. Pinola was the Founder and Director of The Living Wills Archive Company and a Founder and Board member of the Mutual Association for Professional Services. Mr. Pinola received his B.S. in Accounting from King’s College.
James D. Price*
Age: 70
Director Since: 2007
     Mr. Price serves as an Independent Director and as a member of the Audit Committee of the Board of Directors. He has also served as an Independent Director and a member of the Audit Committees of CPA®:14 from September 2005 to April 2006 and then from December 2006 to the present (Chairman of the Committee since April 2008), CPA®:15 since June 2006 (Chairman of the Committee since September 2007) and CPA®:16 – Global from September 2005 to September 2007. Mr. Price has over 37 years of real estate experience in the U.S. and foreign markets, including significant experience in structuring mortgage loans, leveraged leases, credit leases and securitizations involving commercial and industrial real estate. He is the President of Price & Marshall, Inc., a corporate equipment and real estate financing boutique which he founded in 1993. From March 1990 to October 1993, he worked at Bear Stearns & Co., Inc., where he structured and negotiated securitizations of commercial mortgages and corporate financings of real and personal property. From March 1985 to March 1990, he served as a Managing Director at Drexel Burnham Lambert Incorporated and as an Executive Vice President at DBL Realty, its real estate division. He also served in various capacities at Merrill Lynch & Co., including serving as manager of the Private Placement Department from 1970 to 1980, as a founder of Merrill Lynch Leasing, Inc. in 1976 and as Chairman of the Merrill Lynch Leasing, Inc. Investment Committee from 1976 to 1982. Mr. Price received his B.A. from Syracuse University and his M.B.A. from Columbia University.
* Independent Director
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Jan F. Kärst
Age: 45
     Mr. Kärst was appointed President of CPA®:17 – Global in October 2007 and has served as Managing Director of W. P. Carey & Co. LLC since 2005. He also serves as Chief Operating Officer and is a member of the Board of Directors of W. P. Carey International LLC. Mr. Kärst joined W. P. Carey & Co. LLC in 1992 as a Senior Analyst and Assistant to the Chairman. Mr. Karst left W. P. Carey & Co. LLC to pursue his Masters of Business Administration degree at Duke University’s Fuqua School of Business in 1994. After receiving his MBA in 1996, Mr. Kärst joined Deutsche Bank’s Associate Program and became Assistant Vice President and Vice President. Mr. Kärst returned to W. P. Carey & Co. LLC’s Investment Department in 2000 and was promoted to Director in 2001 and to Managing Director in 2005. Mr. Kärst serves as a Trustee of the W. P. Carey Foundation and on the Board of Overseers of the Rensselaerville Institute. He is also Chairman of the Real Estate Committee of the US India Business Council. Mr. Kärst attended Germany’s University of Konstanz and received his BA in Economics from Colorado College.

Mark J. DeCesaris
Age: 50
     Mr. DeCesaris has served as Acting Chief Financial Officer, Chief Administrative Officer and Managing Director since November 2005. He has also served in the same capacities with W. P. Carey & Co. LLC, CPA®:14, CPA®:15 and CPA®:16 – Global since November 2005. Mr. DeCesaris had previously been a consultant to W. P. Carey & Co. LLC’s finance department since May 2005. Prior to joining W. P. Carey & Co. LLC, from 2003 to 2004 Mr. DeCesaris was Executive Vice President for Southern Union Company, a natural gas energy company publicly traded on the New York Stock Exchange, where his responsibilities included overseeing the integration of acquisitions and developing and implementing a shared service organization to reduce annual operating costs. From 1999 to 2003, he was Senior Vice President for Penn Millers Insurance Company, a property and casualty insurance company where he served as President and Chief Operating Officer of Penn Software, a subsidiary of Penn Millers Insurance. From 1994 to 1999, he was President and Chief Executive Officer of System One Solutions, a business consulting firm that he founded. He started his career with Coopers & Lybrand in Philadelphia, PA. Mr. DeCesaris graduated from Kings College with a B.S. in Accounting and a B.S. in Information Technology. He currently serves as a member of the Board of Trustees of Kings College.
John D. Miller
Age: 64
     Mr. Miller has served as Chief Investment Officer since 2007. He has also served in the same capacities with W. P. Carey & Co. LLC, CPA®:14, CPA®:15 and CPA®:16 – Global since 2005. Mr. Miller joined W. P. Carey & Co. LLC in 2004 as Vice Chairman of Carey Asset Management. Mr. Miller was a Co-founder of StarVest Partners, L.P., a technology oriented venture capital fund. He was Chairman and President of the StarVest management company from 1998 to 2005 and served on a number of boards of its portfolio companies until the end of the fund’s active investment period in 2005. Mr. Miller continues to retain a Non-Managing Member interest in StarVest. From 1995 to 1998, he served as President of Rothschild Ventures Inc., the private investment unit of Rothschild North America, a subsidiary of the worldwide Rothschild Group, where he helped raise and was Co-chair of the Rothschild Recovery Fund. Prior to joining Rothschild in 1995, he held positions at two private equity firms, Credit Suisse First Boston’s Clipper group and Starplough Inc., an affiliate of Rosecliff. Mr. Miller previously served in investment positions at the Equitable, including serving as President and Chief Executive Officer of Equitable Capital Management Corporation, and as head of its corporate finance department. He currently serves on the Board of FX Real Estate and Entertainment Inc. He received his B.S. from the University of Utah and an M.B.A. from the University of Santa Clara.
Thomas E. Zacharias
Age: 55
     Mr. Zacharias has served as Chief Operating Officer and Managing Director since 2007. He has also served in the same capacities with W. P. Carey & Co. LLC, CPA®:14 and CPA®:15 since 2005. Mr. Zacharias joined W. P. Carey & Co. LLC in 2002, is head of the Asset Management Department and has served as President of CPA®:16 – Global since 2003. Mr. Zacharias previously served as an Independent Director of CPA®:14 from 1997 to 2001 and CPA®:15 in 2001. Prior to joining W. P. Carey & Co. LLC, Mr. Zacharias was a Senior Vice President of MetroNexus North America, a Morgan Stanley Real Estate Funds Enterprise. Prior to joining MetroNexus in 2000, Mr. Zacharias was a Principal at Lend Lease Development U.S., a subsidiary of Lend Lease Corporation, a global real estate investment management company. Between 1981 and 1998, Mr. Zacharias was a senior officer at Corporate Property Investors, which at the time of its merger into Simon Property Group in 1998 was the largest private equity REIT. Mr. Zacharias received his undergraduate degree, magna cum laude, from Princeton University in 1976 and a Masters in Business Administration from Yale School of Management in 1979. He is a member of the Urban Land Institute, International Council of Shopping Centers and NAREIT, and served as a Trustee of Groton School in Groton, Massachusetts between 2003 and 2007.

AUDIT COMMITTEE MATTERS
Audit Committee
     Our Board of Directors has established a standing Audit Committee. The Audit Committee meets on a regular basis at least quarterly and throughout the year as necessary. The Audit Committee’s primary function is to assist the Board of Directors in monitoring the integrity of our financial statements, the compliance with legal and regulatory requirements and independence qualifications and performance of our internal audit function and Independent Registered Public Accounting Firm, all in accordance with the Audit Committee charter. The Directors who serve on the Audit Committee are all “independent” as defined in our Bylaws and the New York Stock Exchange listing standards and applicable rules of the SEC. The Audit Committee is currently comprised of Marshall E. Blume, Elizabeth P. Munson, Richard J. Pinola (Chairman) and James D. Price. Our Board of Directors has determined that Mr. Pinola, an Independent Director, is a “financial expert” as defined in Item 407 of Regulation S-K under the Securities Act of 1933 (the “Securities Act”). Our Board of Directors has adopted a formal written charter for the Audit Committee, which can be found on our website (www.cpa17global.com) in the “Corporate Governance” section.
REPORT OF THE AUDIT COMMITTEE
     The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act or the Exchange Act except to the extent that we incorporate it by specific reference.
     The Audit Committee reports as follows with respect to the audit of CPA®:17 – Global’s fiscal 2008 audited financial statements.
     The Audit Committee held four regularly scheduled quarterly meetings and four additional meetings during 2008.
     The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2008 with the management of CPA®:17 – Global.
     Management is responsible for the financial reporting process and preparation of the quarterly and annual consolidated financial statements, including maintaining a system of internal controls over financial reporting and disclosure controls and procedures. The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the Company’s outside or external auditors, PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm. The Independent Registered Public Accounting Firm is responsible for auditing the annual consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee reviews the performance of the Company’s internal audit function and the qualification of its audit personnel. The Audit Committee does not prepare financial statements or conduct audits.
     The Audit Committee has discussed with the Independent Registered Public Accounting Firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. The Audit Committee has received written disclosures and the letter from the Independent Registered Public Accounting Firm required by the applicable requirements of the PCAOB regarding the Independent Registered Public Accounting Firm’s communication with the Committee concerning independence and has discussed with the Independent Registered Public Accounting Firm its independence from CPA®:17 – Global and its affiliates. Based on review and discussions of CPA®:17 – Global’s audited financial statements with management and discussions with the Independent Registered Public Accounting Firm, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2008 be included in the Annual Report on Form 10-K for filing with the SEC.

Submitted by the Audit Committee: Richard J. Pinola, Chairman Marshall E. Blume Elizabeth P. Munson James D. Price

Fees Billed By PricewaterhouseCoopers LLP During Fiscal Years 2008 and 2007
     The following table sets forth the approximate aggregate fees billed to CPA®:17 – Global during fiscal years 2008 and 2007 by PricewaterhouseCoopers LLP, categorized in accordance with SEC definitions and rules:

	2008	2007
Audit Fees(1)	$327,482	$270,609
Audit Related Fees(2)	0	0
Tax Fees(3)	0	0
All Other Fees($)	0	0

Total Fees	$327,482	$270,609

(1)	Audit Fees: This category consists of fees for professional services rendered for the audits of CPA®:17 – Global’s audited 2008 and 2007 financial statements and the review of the financial statements included in the Quarterly Reports on Form 10-Q for the quarter ended March 31, June 30, and September 30, 2008 and September 30, 2007 other audit services, including SEC registration statement review and the related issuance of comfort letters and consents.

(2)	Audit Related Fees: This category consists of audit related services performed by PricewaterhouseCoopers LLP. No fees were billed for assurance and audit related services rendered by PricewaterhouseCoopers LLP for the years ended 2008 and 2007.

(3)	Tax Fees: This category consists of fees billed to CPA®:17 – Global by PricewaterhouseCoopers LLP for tax compliance and consultation services. No tax fees were billed for services rendered by PricewaterhouseCoopers LLP for the years ended 2008 and 2007.
Pre-Approval By Audit Committee
     The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Independent Registered Public Accounting Firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The Independent Registered Public Accounting Firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the Independent Registered Public Accounting Firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.
BOARD MEETINGS AND DIRECTORS’ ATTENDANCE
     There were four regular quarterly Board meetings, three additional Board meetings, and eight Audit Committee meetings held in 2008 and each Director attended at least seventy-five percent of the aggregate Audit Committee meetings and Board meetings held while he or she was a Director. The Board of Directors of CPA®:17 – Global does not have standing nominating or compensation committees.
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS – FISCAL 2008
     We have no employees. Day-to-day management functions are performed by Carey Asset Management Corp. or its affiliates (collectively, our “advisor”). During 2008, we did not pay any compensation to our Executive Officers. We have not paid, and do not intend to pay, any annual compensation to our Executive Officers for their services as officers; however, we reimburse our advisor for the services of its personnel, including those who serve as our officers pursuant to the advisory agreement. Please see the section titled “Certain Relationships and Related Transactions” for a description of the contractual arrangements between us and our advisor and its affiliates.

     CPA®:17 – Global pays its Directors who are not officers an annual cash retainer of $19,333, an additional annual cash retainer of $6,000 for the Chairman of the Audit Committee, $1,000 for in-person attendance at each regular quarterly board meeting, and an annual grant of $10,000 of shares of our common stock, valued based upon our initial public offering price. Wm. Polk Carey and Gordon F. DuGan did not receive compensation for serving as Directors.

			All Other
	Fees Earned or	Stock Award	Compensation	Total
Director	Paid in Cash	($)(1)	($)(2)	($)
Marshall E. Blume	$17,501	$10,000	$156	$27,657
Elizabeth P. Munson	22,001	10,000	156	32,157
Richard J. Pinola	27,001	10,000	156	37,157
James D. Price	22,001	10,000	156	32,157

(1)	Amounts in the “Stock Awards” column reflect the compensation expense recorded in our financial statements for 2008 pursuant to Statement of Financial Accounting Standards No. 123 (R) related to the annual grant of $10,000 of shares of our common stock based upon our pending initial public offering price, less discounts and commissions, of $9.00.

(2)	All Other Compensation reflects dividends paid on the stock awards set forth in the table.
BOARD REPORT ON EXECUTIVE COMPENSATION
     SEC regulations require the disclosure of the compensation policies applicable to Executive Officers in the form of a report by the compensation committee of the Board of Directors (or a report of the full Board of Directors in the absence of a compensation committee). As noted above, CPA®:17 – Global has no employees and pays no direct compensation. As a result, CPA®:17 – Global has no compensation committee and the Board of Directors has not considered a compensation policy for employees and has not included a report with this Proxy Statement. Pursuant to the advisory agreement, CPA®:17 – Global reimburses an affiliate of W. P. Carey & Co. LLC for CPA®:17 – Global’s proportional share of the cost incurred by affiliates of W. P. Carey & Co. LLC in paying Wm. Polk Carey and Gordon F. DuGan, in connection with their services on behalf of the Company, other than as Directors. Please see the section titled “Certain Relationships and Related Transactions” for additional details regarding reimbursements to W. P. Carey & Co. LLC and its affiliates.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     As noted above, CPA®:17– Global’s Board of Directors has not appointed a compensation committee. None of the members of the CPA®:17 – Global Board of Directors are involved in a relationship requiring disclosure as an interlocking Executive Officer/Director or under Item 404 of Regulation S-K or as a former officer or employee of CPA®:17 – Global.
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     “Beneficial Ownership” as used herein has been determined in accordance with the rules and regulations of the SEC and is not to be construed as a representation that any of such shares are in fact beneficially owned by any person. We know of no stockholder who beneficially owned more than 5% of the outstanding shares.
     The following table shows how many shares of CPA®:17 – Global’s common stock were owned, as of the record date, by the Directors and Named Executive Officers. Directors and Named Executive Officers who owned no shares are not listed in the table. The business address of the Directors and Named Executive Officers listed below is the address of our principal executive office, 50 Rockefeller Plaza, New York, NY 10020.

	Amount and Nature
Name of Beneficial Owner	of Beneficial Ownership		Percentage of Class
Marshall E. Blume	1,163		*
Wm. Polk Carey	123,064	(1)	0.28%
Elizabeth P. Munson	2,951		*
Richard J. Pinola	7,121		*
James D. Price	1,111		*
All Directors and Executive Officers as a Group (10 Individuals)	135,410		0.31%

*	Less than 1%

(1)	Includes 45,719 shares owned by Carey REIT II, Inc. and 77,345 shares owned by Carey Asset Management Corp.
CODES OF ETHICS
     CPA®:17 – Global’s Board of Directors has adopted a Code of Ethics which sets forth the standards of business conduct and ethics applicable to all of our employees, including our executive officers and Directors. This code is available on the Company’s website (www.cpa17global.com) in the “Corporate Governance” section. We also intend to post amendments to or waivers from the Code of Ethics at this location on the website.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Wm. Polk Carey is the Chairman of CPA®:17 – Global’s Board of Directors. During 2008, CPA®:17 – Global has retained its advisor, Carey Asset Management Corp., to provide advisory services in connection with identifying, evaluating, negotiating, financing, purchasing and disposing of investments, to perform day-to-day management services and certain administrative duties for CPA®:17 – Global pursuant to an advisory agreement. Carey Asset Management Corp. is a Delaware corporation and wholly-owned subsidiary of W. P. Carey & Co. LLC, a Delaware limited liability company of which Wm. Polk Carey is Chairman of the Board of Directors and the beneficial owner of over 10% of its equity securities. The advisory agreement between the advisor and CPA®:17 – Global provides for the advisor to be reimbursed for organization and offering costs incurred in connection with CPA®:17 – Global’s public offering of shares of its common stock. In addition, for the services provided to CPA®:17 – Global, the advisor earns an annual asset management fee ranging from 0.5% of average market value, for long-term net leases and certain other types of real estate investments, to 1.75% of average equity value for certain types of securities. Asset management fees are payable in cash or restricted stock at the option of the advisor. An affiliate of the advisor will also receive up to 10% of distributions of available cash of the operating partnership of CPA®:17 – Global, depending on the type of investments CPA®:17 – Global owns.
     In addition, in return for performing services related to CPA®:17 – Global’s investment acquisitions, the adviser will be paid acquisition fees, a portion of which will be payable upon acquisition of investments for making of such investments or for the development or construction of properties (the “initial acquisition fee”) with the remainder subordinated to a preferred return threshold (the “subordinated acquisition fee”). The preferred return is an average annualized non-compounded distribution rate of 5% per annum. Acquisition fees payable to the advisor with respect to CPA®:17 – Global’s long-term net lease investments may be up to an average of 4.5% of the total cost of those investments, with 2.5% generally paid when the transaction is completed and 2% generally paid over three years, once the preferred return criterion has been met. For certain types of non-long term net lease investments, initial acquisition fees may range from 0% to 1.75% of the equity invested plus the related acquisition fees, with no deferred acquisition fee being payable. In connection with the acquisition of long-term net lease investments, we incurred initial and subordinated acquisition fees of $5.6 million and $4.5 million, respectively, during 2008. We also assumed subordinated acquisition fees payable of $0.6 million as a result of increasing our interest in an existing venture with an affiliate as described below. During 2008, we incurred acquisition fees of $0.2 million in connection with our commercial mortgage-backed securities investments. During 2008, we made payments of subordinated acquisition fees to our advisor totaling $1.8 million. Unpaid installments of subordinated acquisition fees, which totaled $3.5 million at December 31, 2008 are included in due to affiliates in our consolidated financial statements.

     The advisor may also receive subordinated disposition fees of up to 3% of the contract sales price of an investment (except with respect to certain securities and loans for which subordinated disposition fees will be 1% of equity capital invested by CPA®:17 – Global) for services provided in connection with CPA®:17 – Global’s liquidation subject to certain conditions. Pursuant to the subordination provisions of the advisory agreement, the disposition fees may be paid only if the applicable preferred return criterion has been achieved through the end of the prior fiscal quarter. Payment of such amount, however, cannot be made until the subordination provisions are met. To the extent that subordinated disposition fees are not paid on a current basis due to the foregoing limitation, the unpaid fees will be due and paid at such time as the limitation has been satisfied, together with interest from the time of disposition of the investment to which they relate, at the rate of 5%. Since CPA®:17 – Global did not sell any of its assets as of December 31, 2008, no such disposition fees have been accrued.
     CPA®:17 – Global is liable for expenses incurred in connection with the offering of its securities. These expenses are deducted from the gross proceeds of CPA®:17 – Global’s public offering. Total organization and offering expenses, including underwriting compensation, will not exceed 15% of the gross proceeds of CPA®:17 – Global’s offering. Pursuant to the sales agency agreement between Carey Financial and CPA®:17 – Global, Carey Financial will receive selling commissions of up to $0.65 per share sold, a selected dealer fee of up to $0.20 per share sold and a wholesaling fee of up to $0.15 per share sold. Carey Financial will re-allow all selling commissions to selected dealers participating in the offering and will re-allow up to the full selected dealer fee to the selected dealers. Carey Financial will use any retained portion of the selected dealer fee together with the wholesaling fee to cover other underwriting costs incurred in connection with the offering. Total underwriting compensation paid in connection with this offering, including selling commissions, the selected dealer fee, the wholesaling fee and reimbursements made by Carey Financial to selected dealers, cannot exceed the limitations prescribed by the Financial Industry Regulatory Authority (“FINRA”). The limit on underwriting compensation is currently 10% of gross offering proceeds. CPA®:17 – Global may also reimburse Carey Financial up to an additional 0.5% of offering proceeds for bona fide due diligence expenses. CPA®:17 – Global reimburses its advisor or one of its affiliates for other organization and offering expenses (including, but not limited to, filing fees, legal, accounting, printing and escrow costs). CPA®:17 – Global’s advisor has agreed to be responsible for the payment of organization and offering expenses (excluding selling commissions, selected dealer fees and wholesaling fees) which exceed 4% of the gross offering proceeds. The total costs paid by CPA®:17 – Global’s advisor and its affiliates in connection with the offering of our securities were $5.1 million through December 31, 2008, of which $4.4 million has been reimbursed.
     Because we do not have our own employees, the advisor employs, directly and through its affiliates, officers and other personnel to provide services to us. During 2008, a de minimis amount was paid to the advisor or its affiliates to cover such personnel expenses, which amount includes both cash compensation and employee benefits. In addition, pursuant to a cost-sharing arrangement among the CPA® REITs, the advisor and other affiliates of the advisor, we pay our proportionate share, based on adjusted revenues, of office rental expenses and of certain other overhead expenses. Under this arrangement, our share of office rental expenses for 2008 was de minimis.
     We own interests in property-owning entities ranging from 50% to 70%, with the remaining interests held by other CPA® REITs and affiliates of our advisor.
     In June 2008, we exercised our option to purchase an additional 49.99% interest in a venture in which we and CPA®:16 – Global previously held 0.01% and 99.99% interests, respectively. In connection with this transaction, we assumed net deferred acquisition fees payable totaling $0.6 million.
Policies and Procedures With Respect to Related Party Transactions
     All of the transactions that we enter into with related persons, such as our Directors, Officers, their immediate family members and our stockholders owning 5% or more of our outstanding stock, must be, after disclosure of such affiliation, approved or ratified by a majority of our Directors (including a majority of independent Directors) who are not otherwise interested in the transaction. In addition, such Directors and Independent Directors must determine that (1) the transaction is in all respects on such terms as, at the time of the transaction and under the circumstances then prevailing, fair and reasonable to our stockholders and (2) the terms of such transaction are at least as favorable as the terms then prevailing for comparable transactions made on an arm’s-length basis. In addition, our Charter provides that we may purchase or lease an asset or assets from W. P. Carey & Co. LLC, our advisor, our directors or affiliates of W. P. Carey & Co. LLC, our advisor or our directors if a majority of our Directors (including a majority of Independent Directors) not otherwise interested in the transaction determines that such transaction is fair and reasonable to us and at a price equal to the cost of the asset to W. P. Carey & Co. LLC, our advisor, our directors or affiliates of W. P. Carey & Co. LLC, our advisor or our directors, or if the price to us is in excess of such cost, that a substantial justification for such excess is reasonable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Based upon a review of filings with the SEC, CPA®:17 – Global believes our Directors, Executive Officers and beneficial owners of 10% or more of our shares did not timely file reports required to be filed under Section 16(a) on the following occasions: (a) a report covering 1,111 shares paid in June 2008 to each person who was then a Director by the Company as part of their Director fees was filed one day late due to an administrative error on the part of the Company; (b) Dr. Marshall E. Blume did not timely file his Form 3, initial statement of beneficial ownership; and (c) Mr. Wm. Polk Carey did not timely file a report with regard to two acquisitions of a total of 3,173 shares by Carey REIT II, Inc., which he is deemed to control. Corrective filings were made in respect of each of these transactions.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     From CPA®:17 – Global’s inception, we have engaged the firm of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm. The Audit Committee has engaged PricewaterhouseCoopers LLP as the Company’s auditors for 2009. PricewaterhouseCoopers LLP also serves as auditors for our affiliates, W. P. Carey & Co. LLC and its subsidiaries, CPA®:14, CPA®:15 and CPA®:16 – Global.
     A representative of PricewaterhouseCoopers LLP will be available at the Annual Meeting to make a statement, if he or she desires to do so, and to respond to appropriate questions from stockholders.
STOCKHOLDER COMMUNICATIONS
     The Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from legal counsel, Ms. Susan C. Hyde, Director of Investor Relations, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Directors as she considers appropriate. This monitoring process has been approved by our Independent Directors.
     We must receive at our principal executive offices any proposal that a stockholder intends to present at CPA®:17 – Global’s 2010 Annual Meeting no later than January 1, 2010 in order to be included in CPA®:17 – Global’s Proxy Statement and form of proxy relating to the 2010 Annual Meeting pursuant to SEC Rule 14a-8 under the Exchange Act.
     In addition, nominations by stockholders of candidates for director or proposals of other business by stockholders, whether or not intended to be included in our proxy materials, must be submitted in accordance with our Bylaws in order to be considered at our 2010 Annual Meeting. Our Bylaws currently provide that, in order to bring any business or nominations before an annual meeting of stockholders, the stockholder must give timely notice of such nomination or proposal in writing to the Secretary of CPA®:17 – Global. To be timely, a stockholder’s notice must contain all the information set forth in Section 11 of Article II of our bylaws and be delivered to the Secretary of CPA®:17 – Global at the principal executive offices of CPA®:17 – Global not earlier than 150 days nor later than 5:00 p.m., New York City Time, on the 120th day prior to the first anniversary of the mailing of the notice for the preceding year’s annual meeting (unless the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year’s annual meeting, in which case the notice must be delivered to our Secretary not earlier than 150 days prior to the date of the annual meeting and not later than 5:00 p.m., New York City Time, on the later of the 120th day prior to the date of the annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made). Accordingly, under our current Bylaws, a stockholder nomination or proposal intended to be considered at the 2010 Annual Meeting must be received by us no earlier than December 2, 2008 and not later than January 1, 2010. Our Secretary will provide a copy of our Bylaws upon written request and without charge.
     Stockholders who wish to send communications on any topic to the Board of Directors should address such communications in care of Ms. Susan C. Hyde, Director of Investor Relations, at W. P. Carey & Co. LLC, 50 Rockefeller Plaza, New York, NY 10020.

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_l \ The Board of Directors recommends a vote “FOR” all nominees. 1 ^ ieHiTin’dicated Y in iriis example L^L With- For All >-——> For hold Except 1. Election of Directors for the One-Year I I I I f I 2. Such other matters as may property come before the meeting at the Term Expiring in 2010: discretion of the proxy holders. (01) Wm. Polk Carey (02) Gordon F. DuGan (03) Marshall E. Blume (04) Elizabeth P. Munson (05) Richard J.Pinola (06) James D. Price INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below. THE VOTES ENTITLED TO BE CAST BY Tt p UNDERSIGNED WILL BE CAST AS DIRECTED OR SPECIFIED. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS GIVEN, THE VOTES ENTI PLED TO BE CAST BY THE Please be sure to sign and date [^ ^~| undersigned will be cast for the j nominated doctors. thlQ PmX in tho h v h I THE VOTES EN T!TLED TO BE CAST BY Tl E UNDERSIGNED WILL BE mis rroxy in ine pox oeiow. I cast for or against any other matti rs that properly come BEFORETHE MEETING ATTHE DISCRETION OFTHE PROXY HOLDER. SIGNATURE(S) MUST CORRESPOND EX tCTLY WITH NAME(S) AS IMPRINTED HEREON, When signing in a repre tentative capacity, please give Stockholder sign above Co-holder (if any) sign above f the full title. When shares are held jointly, only or i holder need sign. *** IF YOU WISH TO AUTHORIZE YOUR PROXY BYTELEPHONE OR INTERNET, PLEASE READ THE IN! JjTRUCTIONS BELOW *** -*- FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL ^ Co* AUTHORIZE YOUR PROXY BY TELEPHONE/INTER YETQ ^ l*~ QUICK *** EASY *** IMMEDIATE ~~ J Your telephone/Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and rt turned your proxy card. Please have this card handy when you call. You will need it in front of you in order to complete tlu voting process. I AUTHORIZE YOUR PROXY BY PHONE ;l You will be asked to enter the CONTROL NUMBER took below at right). OPTION A: To vote as the Board of Directors recommends on the proposal, press 1. Your vote will be confirmed. OPTION B: If you choose to vote on the proposal on your own, press 2. You will hear these instructions: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, Dress 2. ‘ To vote FOR ALL NOMINEES EXCEPT for certain of the nominees, press 3 and listen to the instructions. [AUTHORIZEYOUR PROXY BY INTERNET :1 The web address is www.proxyvoting.com/wp: You will be asked to enter the CONTROL NUMBER (look below at right). If you authorize your proxy by telephone or internet, DO NOT mail back your proxy yard. Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted. THANKYOU FOR VOTING FOR TELf PHONE/ Call ***TollFree *** On a Touch Tone Telephone INTERNET PROXY AUTHORIZATION: 1-888-514-4649 — ANYTIME control number There is NO CHARGE to you for this call TELEPHONE/INTERNET PROXY AUTHORIZATION DEADLINE: 12 midnight-June 9,2009 I V7ea46_proxy_AP_NaWmark_M.indd 1 4/29/09 723PM

REVOCABLE PROXY CORPORATE PROPERTY ASSOCIATES 17 — GLOBAL INCORPORAI ED Proxy for Annual Meeting of Stockholders — June 10,2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Corporate Property Associates 17 — Global Incorporated a Maryland corporation (the “Company”), appoints Thomas E. Zacharias and Mark J. DeCesaris, and each >f them, with full power of substitution, as proxy to attend the Annual Meeting of Stockholders of the Company to be held at Corporate Property Associates 17 — Global Incorporated’s executive offices, 50 Rockefeller Plaza, N iw York, New York 10020, on June 10, 2009, at 4:00 p.m., local time, and any adjournment or postponement th ireof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting anc otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally (resent at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stoc kholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, am I. revokes any proxy heretofore given with respect to such meeting. PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR AUTHORIZEYOUR PROXYVIATHE INTERNET OR BY TELEPHONE. (Continued, and to be marked, dated and signed, on the other side) • ^ FOLD AND DETACH HERE -*” CORPORATE PROPERTY ASSOCIATES 17 — GLOBAL INCORPORATED ANNUAL MEETING - JUNE 10,2009 YOURVOTE IS IMPORTANT! You can authorize your proxy in one of three ways: 1. Call toll free 1-888-514-4649 on a Touch Tone telephone and follow the instruction j on the reverse side. There is NO CHARGE to you for this call. or 2. Via the Internet at www.proxyvoting.com/wpc and follow the instructions. or 3. Mark, sign and date your proxy card and return it promptly in the enclosed envelop!. PLEASE VOTE ^f ‘rinted on recycled paper V76B46_Prony_AP_NoWmark_M.lndd 2 4/29/09 7;23PM